Exhibit 99.1

RLI REPORTS SECOND QUARTER 2016 RESULTS

PEORIA, ILLINOIS, July 19, 2016 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2016 operating earnings of $27.3 million ($0.61 per share), compared to $34.1 million ($0.77 per share) for the second quarter of 2015. For the six months ended June 30, 2016, operating earnings were $51.3 million ($1.16 per share) compared to $56.0 million ($1.27 per share) for the same period in 2015.

	Second Quarter
Earnings Per Diluted Share	2016	2015
Operating earnings (1)	$0.61	$0.77
Net earnings	$0.65	$0.84

(1) See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•	Underwriting income of $26.0 million, resulting in a combined ratio of 85.5.
•	1% growth in gross premiums written and 2% growth in net premiums written.
•	$14.7 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.
•	Book value per share of $20.87, an increase of 12% from year end 2015, inclusive of dividends.

“Our underwriters produced another quarter of excellent results,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “An 85.5 combined ratio in a competitive market environment is a testament to our disciplined underwriting. Overall premium growth was modest, but remains particularly strong in our casualty segment, which was up 7% in the quarter, as well as our Surety segment, where premium was up 4%. Property premium declined as we continue to respond to a challenging market with underwriting selectivity.” He continued, “We are also pleased to report continued strong book value growth, driven by a combination of world-class underwriting and a long-term, consistent approach to investing.”

Underwriting Income

RLI achieved $26.0 million of underwriting income in the second quarter of 2016 on an 85.5 combined ratio, compared to $34.8 million of underwriting income on a 79.8 combined ratio in the same quarter for 2015. Results for 2016 include $14.7 million in favorable development in prior years’ loss reserves, compared to $30.1 million in favorable development in prior years’ loss reserves in 2015.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	Second Quarter		Combined Ratio	Second Quarter
(in millions)	2016	2015		2016	2015
Casualty	$ 11.2	$ 19.2	Casualty	90.1	81.1
Property	7.2	4.8	Property	80.9	88.3
Surety	7.6	10.8	Surety	74.5	62.9
Total	$ 26.0	$ 34.8	Total	85.5	79.8

(1) See discussion below of non-GAAP financial measures.

--more-

Other Income

RLI’s net investment income for the quarter fell 2.9% to $13.0 million, compared to the same period in 2015. For the six-month period ended June 30, 2016, investment income was $26.4 million versus $26.9 million for the same period in 2015. The investment portfolio’s total return was 2.8% for the quarter. The bond portfolio’s return was 2.4% in the quarter, while the equity portfolio’s return was 4.4%. Through six months, the investment portfolio’s total return was 6.1% with the bond portfolio returning 5.0% and equities returning 10.4%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $48.1 million for the quarter ($1.08 per share) compared to $12.3 million ($0.28 per share) for the same quarter in 2015.

Equity in earnings of unconsolidated investees was $5.2 million for the quarter compared to $6.2 million from the same period last year. These results are related to Maui Jim, Inc. ($5.0 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.2 million), a specialty E&S insurance company. For the second quarter of 2015, equity in earnings of unconsolidated investees from Maui Jim and Prime was $5.9 million and $0.3 million, respectively. For the six-month period ended June 30, 2016, equity in earnings of unconsolidated investees was $8.9 million versus $10.4 million in 2015.

Net realized gains for the quarter included a $7.2 million realized loss from goodwill impairment. This non-cash goodwill impairment charge was related to RLI’s medical professional liability unit, which was acquired in 2012. As disclosed in previous SEC filings, the fair value of this business has declined in recent periods. Continued premium declines, coupled with adverse loss experience in the most recent quarter, resulted in the impairment charge.

Dividend Paid in the Second Quarter 2016

On June 20, 2016, the company paid an ordinary dividend of $0.20 per share, a $0.01 increase over the prior quarter. RLI’s cumulative dividends, including this recent payment, total more than $641 million paid over the last five years.

Non-GAAP Measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, July 20, 2016, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://edge.media-server.com/m/p/cy3gdenk.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2015.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by A.M. Best Company. RLI has increased dividends for 41 consecutive years and delivered underwriting profits for 20 consecutive years. To learn more about RLI and its 50-year history of financial strength, visit www.rlicorp.com.

Media Contact

Aaron Jacoby, Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

Operating Earnings Per Share
		2016	2015	2016	2015
		2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share (1)		$ 0.61	$ 0.77	$ 1.16	$ 1.27

Specific items included in operating earnings per share: (2) (3)
•	Favorable development in casualty prior years' reserves	$ 0.15	$ 0.29	$ 0.32	$ 0.40
•	Favorable development in property prior years' reserves	$ 0.04	$ 0.04	$ 0.03	$ 0.04
•	Favorable development in surety prior years' reserves	$ 0.03	$ 0.09	$ 0.04	$ 0.08
•	Catastrophe impact
	▪ 2016 storms	$ (0.05)	$ −	$ (0.05)	$ −
	▪ 2015 and prior events	$ (0.01)	$ (0.07)	$ (0.01)	$ (0.07)

(1)	See discussion above of non-GAAP financial measures.
(2)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$ 180,226	$ 172,339	4.6%	$ 357,144	$ 341,342	4.6%
Net investment income	13,048	13,431	-2.9%	26,418	26,926	-1.9%
Net realized gains	2,710	4,802	-43.6%	14,110	18,088	-22.0%
Consolidated revenue	$ 195,984	$ 190,572	2.8%	397,672	386,356	2.9%

Loss and settlement expenses	$ 80,277	$ 64,549	24.4%	161,448	145,410	11.0%
Policy acquisition costs	60,521	59,487	1.7%	122,764	118,460	3.6%
Insurance operating expenses	13,412	13,467	-0.4%	25,612	24,998	2.5%
Interest expense on debt	1,856	1,857	-0.1%	3,713	3,713	0.0%
General corporate expenses	2,768	2,748	0.7%	5,143	4,992	3.0%
Total expenses	$ 158,834	$ 142,108	11.8%	318,680	297,573	7.1%

Equity in earnings of
unconsolidated investees	5,191	6,186	-16.1%	8,942	10,380	-13.9%

Earnings before income taxes	$ 42,341	$ 54,650	-22.5%	87,934	99,163	-11.3%
Income tax expense	13,264	17,465	-24.1%	27,464	31,380	-12.5%
Net earnings	$ 29,077	$ 37,185	-21.8%	$ 60,470	$ 67,783	-10.8%

Other comprehensive earnings (loss), net of tax	19,066	(24,932)	-	40,829	(32,527)	-

Comprehensive earnings	$ 48,143	$ 12,253	292.9%	$ 101,299	$ 35,256	187.3%

Operating earnings: (1)

Net earnings	$ 29,077	$ 37,185	-21.8%	$ 60,470	$ 67,783	-10.8%

Less: Realized gains, net of tax	1,761	3,122	-43.6%	9,171	11,757	-22.0%

Operating earnings	$ 27,316	$ 34,063	-19.8%	$ 51,299	$ 56,026	-8.4%

Return on Equity:
Net earnings (trailing four quarters)				14.9%	15.6%
Comprehensive earnings (trailing four quarters)				17.9%	11.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000's)	44,423	44,019		44,381	44,008

EPS from operations (1)	$ 0.61	$ 0.77	-20.8%	$ 1.16	$ 1.27	-8.7%
Realized gains, net of tax	0.04	0.07	-42.9%	0.20	0.27	-25.9%
Net earnings per share	$ 0.65	$ 0.84	-22.6%	$ 1.36	$ 1.54	-11.7%

Comprehensive earnings per share	$ 1.08	$ 0.28	285.7%	$ 2.28	$ 0.80	185.0%

Cash dividends per share	$ 0.20	$ 0.19	5.3%	$ 0.39	$ 0.37	5.4%

Net Cash Flow provided by Operations	$ 48,305	$ 47,714	1.2%	$ 69,571	$ 71,121	-2.2%

(1) See discussion above of non-GAAP financial measures.

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2016	2015	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$ 1,631,953	$ 1,538,110	6.1%
(amortized cost - $1,564,819 at 6/30/16)
(amortized cost - $1,518,156 at 12/31/15)
Equity securities	398,825	375,424	6.2%
(cost - $210,622 at 6/30/16)
(cost - $202,437 at 12/31/15)
Other invested assets	24,891	20,666	20.4%
Cash and cash equivalents	43,130	17,343	148.7%
Total investments and cash	$ 2,098,799	1,951,543	7.5%

Premiums and reinsurance balances receivable	148,894	143,662	3.6%
Ceded unearned premiums	52,536	52,833	-0.6%
Reinsurance balances recoverable on unpaid losses	289,856	297,844	-2.7%
Deferred policy acquisition costs	75,416	69,829	8.0%
Property and equipment	52,605	47,102	11.7%
Investment in unconsolidated investees	80,144	70,784	13.2%
Goodwill and intangibles	64,785	71,294	-9.1%
Other assets	29,178	30,574	-4.6%
Total assets	$ 2,892,213	$ 2,735,465	5.7%

Unpaid losses and settlement expenses	$ 1,123,472	1,103,785	1.8%
Unearned premiums	445,620	422,094	5.6%
Reinsurance balances payable	17,679	37,556	-52.9%
Funds held	72,558	54,254	33.7%
Income taxes - deferred	86,930	63,993	35.8%
Bonds payable, long-term debt	148,648	148,554	0.1%
Accrued expenses	39,352	55,742	-29.4%
Other liabilities	44,420	26,018	70.7%
Total liabilities	$ 1,978,679	1,911,996	3.5%
Shareholders' equity	913,534	823,469	10.9%
Total liabilities & shareholders' equity	$ 2,892,213	$ 2,735,465	5.7%

OTHER DATA

Common shares outstanding (in 000's)	43,775	43,544

Book value per share	$ 20.87	$ 18.91	10.4%
Closing stock price per share	$ 68.78	$ 61.75	11.4%
Cash dividends per share - ordinary (annualized)	$ 0.79	$ 0.75	5.3%
Cash dividends per share - special	$ -	$ 2.00	-100.0%

Statutory Surplus	$ 924,005	$ 865,268	6.8%

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$ 161,128		$ 55,835		$ 33,700		$ 250,663
Net premiums written	137,778		44,808		32,283		214,869
Net premiums earned	112,360		37,794		30,072		180,226
Net loss & settlement expenses	62,609	55.7%	14,049	37.2%	3,619	12.0%	80,277	44.5%
Net operating expenses	38,626	34.4%	16,500	43.7%	18,807	62.5%	73,933	41.0%
Underwriting income	$ 11,125	90.1%	$ 7,245	80.9%	$ 7,646	74.5%	$ 26,016	85.5%

2015

Gross premiums written	$ 150,885		$ 64,842		$ 32,372		$ 248,099
Net premiums written	127,085		52,440		31,079		210,604
Net premiums earned	101,914		41,281		29,144		172,339
Net loss & settlement expenses	46,313	45.4%	18,427	44.6%	(191)	-0.7%	64,549	37.5%
Net operating expenses	36,400	35.7%	18,026	43.7%	18,528	63.6%	72,954	42.3%
Underwriting income	$ 19,201	81.1%	$ 4,828	88.3%	$ 10,807	62.9%	$ 34,836	79.8%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$ 285,179		$ 97,480		$ 64,253		$ 446,912
Net premiums written	241,995		77,694		61,280		380,969
Net premiums earned	220,953		76,479		59,712		357,144
Net loss & settlement expenses	123,358	55.8%	29,261	38.3%	8,829	14.8%	161,448	45.2%
Net operating expenses	77,364	35.0%	33,775	44.2%	37,237	62.4%	148,376	41.5%
Underwriting income	$ 20,231	90.8%	$ 13,443	82.5%	$ 13,646	77.2%	$ 47,320	86.7%

2015

Gross premiums written	$ 264,792		$ 112,938		$ 60,936		$ 438,666
Net premiums written	222,952		90,883		58,086		371,921
Net premiums earned	200,682		83,399		57,261		341,342
Net loss & settlement expenses	104,946	52.3%	34,453	41.3%	6,011	10.5%	145,410	42.6%
Net operating expenses	71,263	35.5%	35,942	43.1%	36,253	63.3%	143,458	42.0%
Underwriting income	$ 24,473	87.8%	$ 13,004	84.4%	$ 14,997	73.8%	$ 52,474	84.6%